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                                                                    EXHIBIT 12.1

                           VON HOFFMANN HOLDINGS INC.
                RATIOS: CALCULATION OF EARNINGS TO FIXED CHARGES

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
                                                                                                                     Three
                                                                                                                     Months
                              Year Ended       Year Ended       Year Ended       Year Ended       Year Ended         Ended
                             December 31,     December 31,     December 31,     December 31,     December 31,       March 31,
                                 1998             1999             2000             2001             2002             2003
                            --------------   --------------   --------------   --------------   --------------   --------------
Loss before income taxes    $  (18,793,398)  $   (7,239,642)  $   (8,812,520)  $  (11,512,193)  $   (6,289,689)  $     (650,130)

Interest expense                29,166,401       36,804,979       42,151,480       38,126,625       39,086,584       10,153,635
                            --------------   --------------   --------------   --------------   --------------   --------------
Adjusted earnings (loss)    $   10,373,003   $   29,565,337   $   33,338,960   $   26,614,432   $   32,796,895   $    9,503,505
                            ==============   ==============   ==============   ==============   ==============   ==============

Interest expense            $   29,166,401   $   36,804,979   $   42,151,480   $   38,126,625   $   39,086,584   $   10,153,635
                            --------------   --------------   --------------   --------------   --------------   --------------
Adjusted fixed charges      $   29,166,401   $   36,804,979   $   42,151,480   $   38,126,625   $   39,086,584   $   10,153,635
                            ==============   ==============   ==============   ==============   ==============   ==============
Ratio of earnings to                  0.36             0.80             0.79             0.70             0.84             0.94
   fixed charges            ==============   ==============   ==============   ==============   ==============   ==============

Deficiency in earnings      $   18,793,398   $    7,239,642   $    8,812,520   $   11,512,193   $    6,289,689   $      650,130
                            ==============   ==============   ==============   ==============   ==============   ==============
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